Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (the “Agreement”), dated as of June 28, 2010, is entered into by and between Viking International Limited, a Bermuda limited company, with an address of Canon’s Court 22 Victoria Street, Hamilton HM 12, Bermuda (“Borrower”) and Dalea Partners, LP, an Oklahoma limited partnership, with its principal place of business located at 4801 Gaillardia, Suite 350, Oklahoma City, Oklahoma 73142 (“Lender”).

Recitals

A. Borrower has requested Lender to make available to Borrower a loan or loans up to an aggregate principal amount of Thirty Million Dollars ($30,000,000) (as the same may from time to time be amended, modified, supplemented or restated, individually or collectively referred to as the “Loan”), which would be evidenced by a Promissory Note executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated, the “Note”); and

B. Lender is willing to make the Loan on the terms and conditions set forth in this Agreement.

Terms and Conditions

In consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

Section 1.

DEFINITIONS

Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

1.1 “Account” means any “account” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

1.2 “Advance” means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note secured by the Collateral.

1.3 “Advance Date” means the funding date of any Advance of the Loan.

1.4 “Advance Request” means the request by Borrower for an Advance under the Loan, each to be substantially in the form of Exhibit B attached hereto, as submitted by Borrower to the Lender from time to time.

1.5 “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

1.6 “Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.7 “Closing Date” means the date hereof.

1.8 “Collateral” shall have the meaning assigned to such term in Section 3 of this Agreement.

1.9 “Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

1.10 “Documents” means any “documents,” as such term is defined in of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.11 “Equipment” means the line of equipment described on Exhibit C attached hereto, and any and all additions, substitutions and replacements of any of the foregoing, and any additional line or lines of equipment which may be set forth on an amendment to Exhibit C, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

1.12 “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with generally accepted accounting principles:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts, and other accrued liabilities arising in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends; and

(f) all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

1.13 “Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.14 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

1.15 “Loan Documents” shall mean and include this Agreement, the Note, and any other documents executed in connection with the Loan Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

1.16 “Loan Obligations” shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note, or any of the other Loan Documents, whether or not evidenced by any Note, Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated.

1.17 “Material Adverse Effect” means a material adverse effect upon: (a) the business, operations, properties, prospects, assets or conditions (financial or otherwise) of Borrower; or (b) the ability of Borrower to perform under the Loan Obligations.

1.18 “Maturity Date” means December 31, 2010.

1.19 “Maximum Loan Amount” means Thirty Million and No/100 Dollars ($30,000,000.00).

1.20 “Permitted Liens” means any and all of the following:

(a) Liens in favor of the Lender;

(b) Liens for taxes, assessments or governmental charges or claims, the payment of which are not, at the time, delinquent or are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

(c) Statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or that are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

(d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and similar obligations (exclusive of obligations for the payment of borrowed money);

(e) Liens securing purchase money debt if the only collateral for such purchase money debt is the assets acquired therewith;

(f) Leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business;

(g) Any interest or title of a lessor or sublessor under any lease;

(h) Liens existing on the date of this Agreement, as disclosed to the Lender.

1.21 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

1.22 “Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Contracts, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.23 “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Oklahoma. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

Section 2.

THE LOANS

2.1 Commitment. Lender agrees to lend to Borrower a principal amount not to exceed the Maximum Loan Amount in the aggregate at any one time outstanding for the purposes and upon the terms and subject to the conditions contained in this Agreement. Notwithstanding any term hereof to the contrary, Lender reserves the right to make any Advance in its sole and absolute discretion. It is expressly understood and agreed by Borrower and each of its successors and permitted assigns that nothing herein creates any liability on Lender, its successors and permitted assigns to make any Advance.

2.2 Borrowings; Advances. The Loan shall be available in minimum Advances of One Hundred Thousand Dollars ($100,000). The initial Advance made by the Lender shall not exceed the amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000) and shall be secured by the Equipment and Proceeds therefrom. Each Advance thereafter made by Lender to Borrower shall be evidenced by the Note and secured by such additional line of equipment as is acceptable to Lender and set forth in an amendment to Exhibit C hereto, which shall then become part of the Collateral. Interest shall accrue on the outstanding balance of the Note at the annual rate equal to 10.0%. Borrower shall make monthly principal payments in the amount of Eight Hundred Thirty-three Thousand, Three Hundred Thirty-three Dollars and 33/100 ($833,333.33), together with a payment of all accrued interest monthly in arrears on the last day of each month beginning October 31, 2010. The aggregate unpaid principal amount of the Note, together with all accrued but unpaid interest and other costs, expenses or charges payable hereunder from time to time shall be due and payable by Borrower to Lender immediately on the earlier of (i) the Maturity Date, and (ii) the occurrence of an Event of Default pursuant to Section 8.

2.3 Procedure for Advance Requests. To obtain an Advance under the Loan, Borrower shall complete, sign and deliver an Advance Request to Lender. Each Advance Request shall identify an Advance Date which is no less than five business days from the date of such notice and the collateral offered to secure such Advance. Upon receipt of an Advance Request, Lender shall verify the information contained in the Advance Request and determine if such collateral is acceptable to Lender. If Lender determines to fund such Advance it shall deliver notice together with any necessary documents to Borrower for signature.

2.4 Computation of Interest.

(a) Interest shall be calculated on the basis of a year of 360 days and charged for the actual number of days elapsed.

(b) Notwithstanding any provision in this Agreement, the Note, or any other Loan Document, it is not the parties’ intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Oklahoma shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Loan Obligations of Borrower under this Agreement and the Note (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Lender’s out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

(c) Upon and during the continuation of an Event of Default hereunder, all Loan Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to 15% per annum (“Default Rate”).

2.5 Prepayments. Borrower may, upon notice to Lender, at any time or from time to time voluntarily prepay the Loan Obligations in whole or in part without premium or penalty. Borrower shall give Lender written notice not later than three business days before any date of prepayment. Borrower’s notice shall specify the date and amount of the prepayment.

Section 3.

SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether at the Maturity Date or otherwise) of all the Loan Obligations and to induce Lender to make the Loan upon the terms and subject to the conditions of the Note, Borrower hereby conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a first priority perfected security interest in all of Borrower’s right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the “Collateral”):

(a) Any and all Equipment, and

(b) To the extent not otherwise included, all Proceeds of the Equipment and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Section 4.

CONDITIONS PRECEDENT TO LOAN

The making of the Loan hereunder is subject to the satisfaction by Borrower of the following conditions:

4.1 Conditions to Initial Advance. Borrower, on or before the Closing Date, shall have delivered to the Lender the following:

(a) Executed originals of the Agreement, the Note and any other documents reasonably required by the Lender to evidence the Loan Obligations;

(b) Certified copy of resolutions of Borrower’s board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents, and any other documents evidencing any other necessary approvals;

(c) Such other documents as the Lender may reasonably request in writing before the Closing Date.

4.2 Conditions to All Borrowings. On or before each Advance Date:

(a) The Lender shall have received (i) an Advance Request for such Advance as required by Section 2.3, and (ii) any other documents the Lender may reasonably request in writing before such Advance Date.

(b) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in material compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after such Advance, no Event of Default shall have occurred and be continuing.

Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2.

4.3 Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions requested by the Lender to grant Lender a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to the Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral.

4.4 Absence of Events of Defaults. As of the Closing Date or the Advance Date, as applicable, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents.

4.5 Material Adverse Effect. As of the Closing Date or the Advance Date, as applicable, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.6 Termination Date. Notwithstanding anything in this Agreement to the contrary, Lender’s obligations to provide the Loan shall terminate on the earlier of (a) the Maturity Date, or (b) the occurrence of an Event of Default pursuant to Section 8, and no Advance Requests shall be accepted after such date.

Section 5.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents, warrants and agrees that:

5.1 Ownership of Property; Liens. Borrower owns all right, title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

5.2 Authority to Grant Security Interest. Borrower has the full power and authority to, and does hereby grant and convey to Lender, (and when the appropriate UCC Financing Statements are properly filed) a perfected first priority security interest in the Collateral as security for the Loan Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens, and shall execute such UCC financing statements in connection herewith as the Lender may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

5.3 Existence, Qualification. Borrower is a limited company duly formed, legally existing and in good standing under the laws of Bermuda, and is duly qualified in all other jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

5.4 Authorization. Borrower’s execution, delivery and performance of the Note, this Agreement, all financing statements, all other Loan Documents, required to be delivered or executed in connection herewith, have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors (and rules of law concerning equitable remedies).

5.5 No Contravention. This Agreement and the other Loan Documents do not and will not violate any provisions of Borrower’s organization documents, or any material contract, material agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

5.6 No Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person including, without limitation, any governmental authority.

5.7 No Material Adverse Effect. No event which has had a Material Adverse Effect has occurred and is continuing.

5.8 No Legal Proceedings; Compliance with Laws.

(a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any business, property or rights of Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

(b) Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

5.9 No Breaches.

(a) Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted in a Material Adverse Effect.

(b) Borrower is not in default in any manner under any provision of any material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

5.10 Disclosures. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Borrower to Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

5.11 Taxes. Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

Section 6.

AFFIRMATIVE COVENANTS

Unless waived by the Lender, Borrower covenants and agrees as follows at all times while any of the Loan Obligations remain outstanding:

6.1 Transfer of Collateral. Borrower will not sell, transfer, convey or assign the Collateral to any person or entity without the prior written consent of Lender. Borrower will not move or transport the Collateral outside the countries of Turkey, Morocco, Romania or the United States without the prior written consent of Lender.

6.2 Inspection Rights. Borrower will permit any authorized representative of either Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower reasonably related to Lender’s security interest in the Collateral at reasonable times during normal business hours. In addition, Lender and its representatives, attorneys and accountants shall have the right to meet with management and officers of Borrower at reasonable times during normal business hours to discuss such books of account and records.

6.3 Notices. Borrower will promptly notify the Lender:

(a) Of the occurrence of any Default; and

(b) Of any matter including (i) breach or non-performance of, or any default under, a contractual obligations of Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to Section 6.3(a) and (b) shall be accompanied by a statement of an officer of Borrower setting forth details of the occurrence and stating what action Borrower has taken and proposes to take to cure the matter. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.4 Protection of Interest. Borrower shall protect and defend its title to the Collateral as well as the interest of Lender against all Persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender and Permitted Liens) and shall give the Lender immediate written notice thereof.

6.5 Maintenance of Properties. Borrower will maintain and protect the Collateral, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for the Collateral in accordance with prudent industry practices.

6.6 Maintenance of Insurance. Borrower will cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower’s line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower’s business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to the Lender lender’s loss payable endorsements, naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least 30 days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to the Lender.

6.7 Payment of Taxes. Borrower covenants and agrees to pay when due, all taxes, fees or similar charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower or Lender with respect to or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

6.8 Indemnification. Borrower shall and does hereby indemnify and hold Lender, and each of its agents, and representatives harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys’ fees, arising out of the disposition or utilization of the Collateral by Borrower, other than claims arising out of or caused by Lender’s gross negligence or willful misconduct.

6.9 Further Assurances. Borrower will from time to time execute, deliver and file, alone or with the Lender, any financing statements, security agreements or other documents reasonably requested by the Lender; procure any instruments or documents as may be reasonably requested by the Lender; and take all further action that may be necessary or desirable that the Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes the Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender’s name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

Section 7.

NEGATIVE COVENANTS

Unless waived by the Lender, Borrower covenants and agrees as follows at all times while any of the Loan Obligations remain outstanding:

7.1 Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents, (b) Indebtedness outstanding on the date hereof, and (c) without the prior written consent of Lender, unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

7.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien upon the Collateral, whether now owned or hereafter acquired, other than Permitted Liens.

7.3 Fundamental Changes. Borrower shall not merge, dissolve, liquidate, consolidate with or into another Person, or dispose of all or substantially all of its assets.

7.4 Change in Nature of Business. Borrower shall not engage in any business outside the ordinary course of the business in which Borrower is currently engaged.

7.5 Use of Proceeds. Borrower shall not use the proceeds of any Loan for purposes other than as described in the Advance Request.

Section 8.

DEFAULT

The occurrence of any one or more of the following events (“Defaults” or “Events of Default”) shall constitute a default hereunder and under the Note and other Loan Documents:

(a) Borrower defaults in the payment of any principal, interest or other Loan Obligation involving the payment of money under this Agreement, the Note or any of the other Loan Documents, and such default continues for more than five days after the due date thereof; or

(b) Borrower defaults in the performance of any other covenant or Loan Obligation of Borrower hereunder or under the Note or any of the other Loan Documents, and such default continues for more than 30 days without cure; or

(c) Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

(d) Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (10% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

(e) Thirty days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

(f) Thirty days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

(g) The material default by Borrower under any other promissory note or agreement for borrowed money, or any other agreement between Borrower and Lender; or

(h) The occurrence of any (i) default in a material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect, or (ii) event that has had or would likely have with the passage of time a Material Adverse Effect.

Section 9.

REMEDIES

9.1 Remedies upon Event of Default.

(a) Upon the occurrence of any one or more Events of Default, the Lender, at its option, may declare the Note and all of the other Loan Obligations to be accelerated and immediately due and payable, whereupon the unpaid principal of and accrued interest on such Note and all other outstanding Loan Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.4 (c) of this Agreement. The Lender may pursue all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

(b) Upon the occurrence of any one or more Events of Default, the Lender, at its option, may take immediate possession of all of the Collateral in full satisfaction of the Loan Obligations. Title to the Collateral shall immediately be transferred and assigned to Lender by Borrower, and such Equipment may be managed by Borrower on the same terms and conditions set forth in that certain Agreement for Management Services dated December 15, 2009, between Viking Drilling, LLC and Borrower.

9.2 Borrower Agreements. Upon the happening and during the continuance of any Event of Default, the Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten calendar days’ prior written notice to Borrower. The Lender may require Borrower to assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses;

Second, to Lender in an amount equal to the then unpaid amount of the Loan Obligations in such order and priority as the Lender may choose in its sole discretion; and

Finally, upon payment in full of all of the Loan Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct. The Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.

Section 10.

MISCELLANEOUS

10.1 Continuation and Termination of Security Interest. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Loan Obligations are paid in full as the same become due and payable and until the Lender has executed a written termination statement (which the Lender shall execute within 30 days after full payment of the Loan Obligations hereunder or within 10 days upon request of Borrower), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The pursuit of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender. When all Loan Obligations have been paid in full and discharged, all security interests and other Liens granted to Lender under this Agreement will terminate. Upon the full and final discharge of all of the Loan Obligations, Lender will execute and deliver such documents as may be reasonably necessary and requested by Borrower to release the Collateral from the security interest and Lien granted to Lender in this Agreement, and return (or cause to be returned) to Borrower any Collateral in the possession of Lender or its agents.

10.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.3 Notice. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by email or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

(a) If to Lender:

Dalea Partners, LP

N. Malone Mitchell, 3rd

4801 Gaillardia Parkway, Suite 350

Oklahoma City, OK 73142

With copy to:

N. Janine Wheeler

Riata Management, LLC

4801 Gaillardia Parkway, Suite 350

Oklahoma City, OK 73142

Email: janine.wheeler@riatamanagement.com

(b) If to Borrower:

Viking International Limited

Attention: Matthew McCann and Jeffrey Mecom

5910 N. Central Expressway, Suite 1755

Dallas, TX 75206

or to such other address as each party may designate for itself by like notice.

10.4 Entire Agreement; Amendments. This Agreement, the Note, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof, all of which are merged herein and therein. None of the terms of this Agreement, the Note or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

10.5 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

10.6 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon either Lender to exercise any such powers. No omission, or delay, by either Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

10.7 Survival. All agreements, representations and warranties contained in this Agreement, the Note and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

10.8 Successor and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note or any of the other Loan Documents without Lender’s express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

10.9 Further Indemnification. Borrower agrees to pay, and to save Lender harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

10.10 Governing Law. This Agreement, the Note and the other Loan Documents have been negotiated and delivered to Lender in the State of Oklahoma, and shall not become effective until accepted by Lender in the State of Oklahoma. Payment to Lender by Borrower of the Loan Obligations is due in the State of Oklahoma. This Agreement, the Note and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.11 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Oklahoma. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Oklahoma County, State of Oklahoma; (b) waives any objection as to jurisdiction or venue in Oklahoma County, State of Oklahoma; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.3, above and shall be deemed effective and received as set forth in Section 10.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

10.12 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including any other Claims that involve Borrower and Lender and additional Persons; Claims that arise out of or are in any way related to the relationship between Borrower and Lender and other Persons or creditors under the Loan Documents; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document specific performance, or any equitable or legal relief of any kind.

10.13 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Left Intentionally Blank]

In Witness Whereof, Borrower and Lender have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:	VIKING INTERNATIONAL LIMITED

	By:	/s/ Scott C. Larsen
Scott C. Larsen, President

LENDER:	Dalea Partners, LP
		By	Dalea Management, LLC
Its General Partner

	By:	/s/ N. Malone Mitchell, 3rd
N. Malone Mitchell, 3rd, Manager